Exhibit 99.1

Investor Contact: Larry P. Kromidas
(314) 480-1452
lpkromidas@olin.com

  News

Olin Corporation, 190 Carondelet Plaza, Suite 1530, Clayton, MO 63105

FOR IMMEDIATE RELEASE

OLIN UPDATES SECOND QUARTER AND FULL YEAR 2016 OUTLOOK

Clayton, MO, July 21, 2016 - Olin Corporation (NYSE: OLN) today announced updated guidance for the second quarter and full year 2016.

For the second quarter 2016, Olin now expects net income to be approximately breakeven and adjusted EBITDA to be approximately $180 million. This revision to prior expectations was driven primarily by weaker than expected domestic caustic soda demand during May and June, which led to export sales comprising a higher percentage of total caustic soda volumes. As a result, the average caustic soda pricing was lower than expected. These factors resulted in an impact of approximately $20 million to adjusted EBITDA. In the new Olin system following the acquisition from Dow, we typically experience a 3 to 6 month lag in the realization of price indices increases.

Additional factors impacting second quarter adjusted EBITDA include:

•	Higher raw material costs, primarily due to an increase in ethylene and natural gas pricing, of approximately $15 million;

•	Lower chlorinated organic results of approximately $8 million, reflecting soft demand from refrigerant, packaging, and agriculture customers; and

•	Non-cash mark-to-market expenses and other timing items totaling approximately $10 million.

The expected net income and adjusted EBITDA for the second quarter 2016 are preliminary estimates and are subject to change upon completion of quarter-end financial reporting procedures.

Based on second quarter performance, Olin now expects full year 2016 adjusted EBITDA to be in the range of $840 million to $900 million. Olin believes that second half 2016 performance will benefit from higher domestic and export caustic soda pricing, with the third quarter 2016 pricing expected to exceed first quarter 2016 levels, followed by sequential improvement in fourth quarter 2016. Olin also continues to expect second half results to benefit from improved profitability in the Epoxy business, reflecting increased volumes, improved productivity, and the absence of any significant planned maintenance outages, which lowered the business’ first half 2016 performance. Olin continues to expect Winchester results for the full year 2016 to exceed 2015 levels.

This revision to full year 2016 adjusted EBITDA also reflects:

•	Continued weakness in chlorinated organic sales, reflecting ongoing softness in demand from refrigerant, packaging, and agriculture customers;

•	Lower than expected export pricing for ethylene dichloride; and

•	Increased raw material costs reflecting second quarter levels.

John E. Fischer, President and Chief Executive Officer, said, “We faced several unexpected headwinds that impacted our expected second quarter results, but the fundamentals of the business are unchanged. Over the next several years, we expect continuing benefits from favorable trends developing in the caustic soda market, evidenced by lower exports from China, European mercury cell chlor alkali capacity rationalizations, and a lack of new capacity being brought on line.

“Our integration process remains on track, and there are significant cost and operational synergy savings to be realized over the next 18 months. The company expects procurement and maintenance related cost and operational savings of $125 million to $150 million over the next four to six quarters, as well as an additional $20 million of savings from the optimization of administrative activities that were outsourced or covered by transition service agreements at the time of the transaction with Dow.

“Finally, we continue to believe that these businesses have the opportunity to earn, in mid-cycle economic conditions, in excess of $1.5 billion of annual adjusted EBITDA through the continued improvement in the Epoxy business, the achievement of synergies and with favorable market dynamics in chlor alkali products and ethylene dichloride pricing. We believe Olin is well-positioned to seize these opportunities.”

CONFERENCE CALL INFORMATION

Olin management will host a conference call to discuss this update at 8:30 A.M. Eastern Time on Friday, July 22, 2016. The call will be webcast live on our corporate website www.olin.com and will be accessible under the Conference Call icon. Listeners should log on to the website at least 15 minutes prior to the call. The webcast will remain available for play back on our website following the earnings call for 90 days. You may choose to listen to the conference call by dialing (877) 883-0383 (Canadian callers, please dial (877) 885-0477; International callers, please dial (412) 902-6506), pass code 5245783. A telephonic replay of this conference call will be available beginning at noon (ET) for 30 days by calling (877) 344-7529 (Canadian callers, please dial (855) 669-9658; International callers, please dial (412) 317-0088), using a pass code of 10090355.

Olin management will also host a conference call to discuss second quarter 2016 earnings at 10:00 A.M. Eastern Time on Tuesday, August 2, 2016. A press release, including financial statements and segment information, will be released after the market closes on Monday, August 1, 2016.

NON-GAAP FINANCIAL MEASURES

Olin's definition of “adjusted EBITDA” (Earnings before interest, taxes, depreciation, and amortization) is net (loss) income plus an add-back for depreciation and amortization, interest expense (income), income tax expense (benefit), other expense (income), restructuring charges, acquisition-related costs, fair value inventory purchase accounting adjustment and other certain non-recurring items. Adjusted EBITDA is a non-GAAP financial measure. Management believes that this measure is meaningful to investors as a supplemental financial measure to assess the financial performance of our assets without regard to financing methods, capital structures, taxes, or historical cost basis. The use of non-GAAP financial measures is not intended to replace any measures of performance determined in accordance with GAAP and adjusted EBITDA presented may not be comparable to similarly titled measures of other companies. Reconciliation of forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures are omitted from this release because Olin is unable to provide such reconciliations without the use of unreasonable efforts. This inability results from the inherent difficulty in forecasting generally and quantifying certain projected amounts that are necessary for such reconciliations. In particular, sufficient information is not available to calculate certain adjustments required for such reconciliations, including interest expense (income), income tax expense (benefit), other expense (income), restructuring charges, and acquisition-related costs. We expect these adjustments to have a potentially significant impact on our future GAAP financial results.

COMPANY DESCRIPTION

Olin Corporation is a leading vertically-integrated global manufacturer and distributor of chemical products and a leading U.S. manufacturer of ammunition. The chemical products produced include chlorine and caustic soda, vinyls, epoxies, chlorinated organics, bleach and hydrochloric acid. Winchester’s principal manufacturing facilities produce and distribute sporting ammunition, law enforcement ammunition, reloading components, small caliber military ammunition and components, and industrial cartridges.

Visit www.olin.com for more information on Olin.

FORWARD-LOOKING STATEMENTS
This communication includes forward-looking statements. These statements relate to analyses and other information that are based on management's beliefs, certain assumptions made by management, forecasts of future results, and current expectations, estimates and projections about the markets and economy in which we and our various segments operate. These statements may include statements regarding the recent acquisition of the Acquired Business from The Dow Chemical Company (TDCC), the expected benefits and synergies of the transaction, and future opportunities for the combined company following the transaction. The statements contained in this communication that are not statements of historical fact may include forward-looking statements that involve a number of risks and uncertainties.

We have used the words “anticipate,” “intend,” “may,” “expect,” “believe,” “should,” “plan,” “project,” “estimate,” “forecast,” “optimistic,” and variations of such words and similar expressions in this communication to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict and many of which are beyond our control. Therefore, actual outcomes and results may differ materially from those matters expressed or implied in such forward-looking statements. We undertake no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise. Relative to the dividend, the payment of cash dividends is subject to the discretion of our board of directors and will be determined in light of then-current conditions, including our earnings, our operations, our financial conditions, our capital requirements and other factors deemed relevant by our board of directors. In the future, our board of directors may change our dividend policy, including the frequency or amount of any dividend, in light of then-existing conditions.

The risks, uncertainties and assumptions involved in our forward-looking statements, many of which are discussed in more detail in our filings with the SEC, including without limitation the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2015, include, but are not limited to, the following:

•
sensitivity to economic, business and market conditions in the United States and overseas, including economic instability or a downturn in the sectors served by us, such as ammunition, vinyls, urethanes, and pulp and paper, and the migration by United States customers to low-cost foreign locations;

•
the cyclical nature of our operating results, particularly declines in average selling prices in the chlor alkali industry and the supply/demand balance for our products, including the impact of excess industry capacity or an imbalance in demand for our chlor alkali products;

•	our substantial amount of indebtedness and significant debt service obligations;

•	weak industry conditions could affect our ability to comply with the financial maintenance covenants in our senior credit facilities;

•	the integration of the Acquired Business being more difficult, time-consuming or costly than expected;

•	higher-than-expected raw material and energy, transportation, and/or logistics costs;

•	our reliance on a limited number of suppliers for specified feedstock and services and our reliance on third-party transportation;

•	economic and industry downturns that result in diminished product demand and excess manufacturing capacity in any of our segments and that, in many cases, result in lower selling prices and profits;

•	new regulations or public policy changes regarding the transportation of hazardous chemicals and the security of chemical manufacturing facilities;

•	changes in legislation or government regulations or policies;

•	failure to control costs or to achieve targeted cost reductions;

•	adverse conditions in the credit and capital markets, limiting or preventing our ability to borrow or raise capital;

•	costs and other expenditures in excess of those projected for environmental investigation and remediation or other legal proceedings;

•	unexpected litigation outcomes;

•	complications resulting from our multiple enterprise resource planning (ERP) systems;

•	the failure or an interruption of our information technology systems;

•	the occurrence of unexpected manufacturing interruptions and outages, including those occurring as a result of labor disruptions and production hazards;

•	the effects of any declines in global equity markets on asset values and any declines in interest rates used to value the liabilities in our pension plan;

•	future funding obligations to our qualified defined benefit pension plan attributable to assumed pension liabilities;

•	fluctuations in foreign currency exchange rates;

•	failure to attract, retain and motivate key employees;

•	our ability to provide the same types and levels of benefits, services and resources to the Acquired Business that historically have been provided by TDCC at the same cost;

•	differences between the historical financial information of Olin and the Acquired Business and our future operating performance;

•	the effect of any changes resulting from the transaction with TDCC in customer, supplier and other business relationships; and

•	the effects of restrictions imposed on our business following the transaction with TDCC in order to avoid significant tax-related liabilities.

All of our forward-looking statements should be considered in light of these factors. In addition, other risks and uncertainties not presently known to us or that we consider immaterial could affect the accuracy of our forward-looking statements.

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